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                                                                  EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101840) of Valley National Gases, Inc. of our report dated August 9, 2004, relating to the financial statements, which appears in the 2004 Annual Report to Shareholders of Valley National Gases, Inc., which is incorporated by reference in Valley National Gases, Inc.'s Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 9, 2004, relating to the financial statement schedules, which appears in this Form 10-K.



/s/  PricewaterhouseCoopers LLP

Pittsburgh, PA
September 27, 2004